                              STOCKHOLDER AGREEMENT



     This Stockholder Agreement (this "AGREEMENT") is made as of July 8, 2001 by and among divine, inc., a Delaware corporation ("BUYER"), Szlam Partners, L.P., a Georgia limited partnership (the "SELLER"), and Aleksander Szlam, an individual resident in Georgia ("SZLAM").

     WHEREAS, Seller owns 11,143,395 shares of the common stock, no par value, (the "COMPANY COMMON STOCK") of eshare communications, Inc. (the "COMPANY");

     WHEREAS, Buyer, DES Acquisition Company, a Delaware corporation, and the Company have entered into that certain Agreement and Plan of Merger, of even date herewith (the "MERGER AGREEMENT"), whereby shares of Company Common Stock shall be exchanged for PARENT SHARES (as defined in the Merger Agreement); and

     WHEREAS, Buyer desires to grant Seller the right to sell a certain number of Parent Shares to Buyer, and Seller desires to grant Buyer the right to purchase such Parent Shares from Seller, on the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   SALE-REPURCHASE RIGHTS

     1.1  FIRST SELLER SALE RIGHT; FIRST BUYER REPURCHASE RIGHT.

          (a) Seller shall have the right at any time, and from time to time, during the First Sale-Repurchase Time Period, to sell all or any portion of the First Sale-Repurchase Parent Stock to Buyer at a price per share equal to the Average Market Value of Parent Shares (the "FIRST SELLER SALE RIGHT").

          (b) Within five (5) business days after written notice of Seller's intent to exercise the First Seller Sale Right, Seller shall deliver certificates representing the First Sale-Repurchase Parent Stock to which such notice relates, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer, and Buyer shall pay Seller the purchase price therefor by wire transfer of immediately available funds to Seller's account designated to Buyer in writing.

          (c) Buyer shall have the right at any time, and from time to time, during the First Sale-Repurchase Time Period, to purchase all or any portion of the First Sale-Repurchase Parent Stock from Seller at a price per share equal to the Average Market Value of Parent Shares (the "FIRST BUYER REPURCHASE RIGHT").

          (d) Within five (5) business days after written notice of Buyer's intent to exercise the First Buyer Repurchase Right, Seller shall deliver certificates representing the First Sale-Repurchase Parent Stock to which such notice relates, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer, and Buyer shall pay Seller the purchase price therefor by wire transfer of immediately available funds to Seller's account designated to Buyer in writing.

          (e) Seller agrees that the following legend shall be placed on the certificates representing the First Sale-Repurchase Parent Stock:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN SALE AND REPURCHASE RIGHTS AND OTHER TERMS AND CONDITIONS SET FORTH IN A STOCKHOLDER AGREEMENT BETWEEN DIVINE, INC. AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF DIVINE, INC."

          (f)  For purposes hereof:

               (i)  "AVERAGE MARKET VALUE" shall have the meaning specified in the Merger Agreement.

               (ii) "CHANGE IN CONTROL" shall mean (A) a sale or transfer of all or substantially all of the assets of Buyer in any transaction or series of related transactions, (B) any merger, consolidation or reorganization to which Buyer is a party pursuant to which the holders of Buyer's outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization do not own, immediately following the merger, consolidation or reorganization, capital stock (on a fully-diluted basis) holding a majority of the voting power of the surviving company, and
     (C) any sale or series of sales of shares of Buyer's capital stock by the holders thereof which results in any Person or group of affiliated Persons (other than the owners of Buyer's capital stock as of the closing of the transactions contemplated by the Merger Agreement) owning capital stock (on a fully-diluted basis) holding a majority of the voting power of Buyer.

               (iii) "EXCHANGE RATIO" shall have the meaning specified in the Merger Agreement.

          (a) "FIRST SALE-REPURCHASE PARENT STOCK" shall mean that number of Parent Shares received by Seller pursuant to the Merger (as adjusted for any Organic Change) equal to (i) 1,740,000 times (ii) the Exchange Ratio as adjusted pursuant to Sections 4.1(e) and 4.1(f) of the Merger Agreement.

               (iv) "FIRST SALE-REPURCHASE TIME PERIOD" shall mean the time period beginning on the earlier of (A) the date thirty (30) days after the Merger Closing, or (B) the date of the signing of a definitive agreement by Buyer with respect to a Change in Control, through the date sixty (60) days after the Merger Closing.

               (v) "MERGER" shall have the meaning specified in the Merger Agreement.

               (vi) "MERGER CLOSING" shall mean the closing of the Merger in accordance with the terms of the Merger Agreement.

               (vii) "ORGANIC CHANGE" shall mean the occurrence of any of the following after the date of the Merger Closing: any reclassification, stock split or stock dividend with respect to Parent Shares, any change or conversion of Parent Shares into other securities, or any other dividend or distribution in Parent Shares with respect to outstanding Parent Shares, or the occurrence of a record date with respect to any of the foregoing.

     1.2  SECOND SELLER SALE RIGHT; SECOND BUYER REPURCHASE RIGHT.

          (a) Seller shall have the right at any time, and from time to time, during the Second Sale-Repurchase Time Period, to sell all or any portion of the Second Sale-Repurchase Parent Stock to Buyer at a price per share equal to the Average Market Value of Parent Shares (the "SECOND SELLER SALE RIGHT").

          (b) Within five (5) business days after written notice of Seller's intent to exercise the Second Seller Sale Right, Seller shall deliver certificates representing the Second Sale-Repurchase Parent Stock to which such notice relates, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer, and Buyer shall pay Seller the purchase price therefor by wire transfer of immediately available funds to Seller's account designated to Buyer in writing.

          (c) Buyer shall have the right at any time, and from time to time, during the Second Sale-Repurchase Time Period, to purchase all or any portion of the Second Sale-Repurchase Parent Stock from Seller at a price per share equal to the Average Market Value of Parent Shares (the "SECOND BUYER REPURCHASE RIGHT").

          (d) Within five (5) business days after written notice of Buyer's intent to exercise the Second Buyer Repurchase Right, Seller shall deliver certificates representing the Second Sale-Repurchase Parent Stock to which such notice relates, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer, and Buyer shall pay Seller the purchase price therefor by wire transfer of immediately available funds to Seller's account designated to Buyer in writing.

          (e) Seller agrees that the following legend shall be placed on the certificates representing the Second Sale-Repurchase Parent Stock:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN SALE AND REPURCHASE RIGHTS AND OTHER TERMS AND CONDITIONS SET FORTH IN A STOCKHOLER AGREEMENT BETWEEN DIVINE, INC. AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF DIVINE, INC."

          (f)  For purposes hereof:

               (i) "SECOND SALE-REPURCHASE PARENT STOCK" shall mean that number of Parent Shares received by Seller pursuant to the Merger (as adjusted for any Organic Change) equal to (i) 1,910,000 times (ii) the Exchange Ratio as adjusted pursuant to Sections 4.1(e) and 4.1(f) of the Merger Agreement.

               (ii) "SECOND SALE-REPURCHASE TIME PERIOD" shall mean the time period beginning on the earlier of (A) the date six (6) months after the Merger Closing, or (B) the date of the signing of a definitive agreement by Buyer with respect to a Change in Control, through the date eighteen (18) months after the Merger Closing.

2.   COVENANTS

     2.1  PARENT SHARE LOCK-UP.

          (a) In addition to the restrictions contained in this Agreement, the Rule 145 Letter For Company Affiliates dated as of the date hereof, by and between Buyer and Seller, the Securities Act of 1933, as amended, and the various state securities laws, Seller will not offer, sell, contract to sell, give, distribute, pledge, encumber, or otherwise dispose of or transfer record or beneficial ownership of any of the Covered Parent Shares, agree to do any of the foregoing, or enter into a transaction which would have the same effect, or publicly disclose the intention to make any such offer, sale, pledge or disposal, whether voluntarily, involuntarily, or by operation of law, on or prior to the date one (1) year from the date of the Merger Closing, except pursuant to Sections 1.1 and 1.2 of this Agreement.

          (b) In furtherance of the foregoing, Buyer and its transfer agent and registrar are hereby authorized to decline to make any transfer of any of the Covered Parent Shares if such transfer would constitute a violation or breach of this Letter.

          (c) Seller will retain all benefits of ownership of all Covered Parent Shares, including rights to vote all Covered Parent Shares and rights to receive dividends, if any, thereon.

          (d) For purposes hereof: "COVERED PARENT SHARES" shall mean all Parent Shares to be received by Seller pursuant to the terms of the Merger Agreement and all Parent Shares hereafter beneficially owned by Seller.

     2.2 EMPLOYMENT AGREEMENT. Simultaneously with the Merger Closing, Buyer and Szlam shall execute the Employment Agreement substantially in the form attached hereto as EXHIBIT A (the "EMPLOYMENT AGREEMENT").

     2.3 REAL ESTATE OPTION AGREEMENT. Simultaneously with the Merger Closing, Buyer and Seller shall execute, and Szlam shall cause Melita House, Inc. to execute, the Option to Purchase Agreement substantially in the form attached hereto as EXHIBIT B (the "OPTION TO PURCHASE AGREEMENT"), and a Memorandum of Option with respect thereto for filing in the State of Georgia and the United Kingdom.

3.   REPRESENTATIONS AND WARRANTIES

     3.1 COMPANY BOARD AUTHORIZATION. Seller represents and warrants to the Company that this Agreement and the transactions contemplated hereby, including, without limitation, the transactions contemplated by Sections 1.1, 1.2, 2.2 and
2.3 hereof, (a) have been unanimously approved by the continuing directors (as such term is defined in Section 14-2-11106) of the Georgia Business Corporation
Code) of the Company, and (b) recommended to the Company's shareholders by at least two-thirds of such continuing directors, each in accordance with Section 14-2-1111 of the Georgia Business Corporation Code.

     3.2 BROKERS OR FINDERS. Seller represents and warrants to the Company that Seller and Seller's agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the transactions contemplated hereunder.

4.   INDEMNIFICATION

     4.1 SURVIVAL. Notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to any investigation of the affairs of the Company, or right thereof, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Seller contained in this Agreement. All representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Merger Closing.

     4.2 INDEMNIFICATION AND REIMBURSEMENT BY SELLER. Seller shall indemnify and hold harmless Buyer and its Related Persons (collectively, the "INDEMNIFIED PERSONS"), and shall reimburse the Indemnified Persons, for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising from or in connection with:

          (a) any Breach of any representation or warranty made by Seller in or pursuant to this Agreement or any other certificate or document delivered by Seller pursuant to this Agreement;

          (b) any Breach by Seller of any covenant or obligation of Seller in this Agreement;

          (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with this Agreement or the transactions contemplated herein.

     4.3 PROCEDURE FOR INDEMNIFICATION. A claim for indemnification for any matter hereunder may be asserted by written notice to the party from whom indemnification is sought in accordance with Section 6.3 hereof.

     4.4 RIGHT OF OFFSET. Buyer shall have the right to offset the amount of any Damages for which it is entitled to indemnification hereby against any payments otherwise required to be made to Seller or Szlam under this Agreement or otherwise.

5.   TERMINATION

     5.1 AUTOMATIC TERMINATION. This Agreement shall terminate automatically without the need for any action on the part of Buyer or Seller upon the termination of the Merger Agreement pursuant to the terms thereof.

     5.2 TERMINATION BY BUYER. This Agreement may be terminated by Buyer upon written notice to Seller at any time prior to the Merger Closing if Seller shall have materially Breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement or the Seller Closing Documents, or if any representation or warranty of Seller shall have become materially untrue, in either case such that such Breach or failure to be true has not been or is incapable of being cured within thirty (30) business days following receipt by Buyer of notice of such failure to comply.

     5.3 TERMINATION BY SELLER. This Agreement may be terminated by Seller upon written notice to Buyer at any time prior to the Merger Closing if Buyer shall have materially Breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement or the Buyer Closing Documents, or if any representation or warranty of Buyer shall have become materially untrue, in either case such that such Breach or failure to be true has not been or is incapable of being cured within thirty (30) business days following receipt by Seller of notice of such failure to comply.

6.   GENERAL PROVISIONS

     6.1  DEFINITIONS. For purposes hereof:

          (a) a "BREACH" of a representation, warranty, covenant, obligation, or other provision of this Agreement will be deemed to have occurred if there is or has been (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (ii) any material claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "BREACH" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

          (b) "MERGER AGREEMENT" shall mean that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Buyer, the Company and DES Acquisition Company, a Delaware corporation.

          (c) "MERGER CLOSING" shall mean the closing of the Merger Agreement pursuant to the terms thereof.

          (d) "PERSON" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity.

          (e) "RELATED PERSON" shall mean, with respect to a specified Person other than an individual:

               (i) any Person that, directly or indirectly, controls, is controlled by, or is under common control with such specified Person; and

               (ii) each Person that serves as a director, executive officer, general partner, executor, or trustee of such specified Person (or in a similar capacity).

          A Person will be deemed to control another Person, for purposes of this definition, if the first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management policies of the second Person, (x) through the ownership of voting securities, (y) through common directors, trustees or officers, or (z) by contract or otherwise.

     6.2 EXPENSES. Seller, on the one hand, and Buyer, on the other hand, will each bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereunder.

     6.3 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand; (b) when sent by facsimile, provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three days after being sent by Certified U.S. Mail, return receipt requested; or (d) one day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

          to Seller and Szlam:

                    Szlam Partners, L.P.
                    5051 Peachtree Corners Circle
                    Norcross, Georgia 30092
                    Attention: Aleksander Szlam
                    Facsimile No. (770) 239-4511

          with a copy to:

                    Morris, Manning & Martin, LLP
                    1600 Atlanta Financial Center
                    3343 Peachtree Road
                    Atlanta, Georgia 30323
                    Attention: Larry W. Shackelford, Esq.
                    Facsimile No. (403) 365-9532

          to Buyer:

                    divine, inc.
                    1301 North Elston Avenue
                    Chicago, Illinois 60622
                    Attention: Jude Sullivan, Esq.
                    Facsimile No. (773) 394-6603

          with a copy to:

                    Katten Muchin Zavis
                    525 West Monroe Street, Suite 1600
                    Chicago, IL  60661-3693
                    Attention: Jeffrey R. Patt, Esq.
                    Facsimile No. (312) 577-8864

     6.4 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereunder.

     6.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     6.6 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior oral or written agreements between the parties with respect to its subject matter (including the letter of intent between Buyer and Seller dated June 13, 2001 and constitutes (along with the other agreements and documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     6.7 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement (i) to any subsidiary of Buyer, and (ii) upon a Change in Control. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person or entity other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

     6.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     6.9 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" or "Exhibits" refer to the corresponding Sections or Exhibits of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     6.10 PUBLIC ANNOUNCEMENTS. Unless required by applicable law, no party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other parties hereto. To the extent reasonably feasible, any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be made jointly by the parties.

     6.11 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     6.12 CONSENT TO JURISDICTION. Each of Buyer, Seller and Szlam hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state. Each of Buyer, Seller and Szlam waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on FORUM NON CONVENIENS) to the location of the court in any proceeding commenced in accordance with this
Section 6.12.

     6.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     6.14 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.



                                [END OF DOCUMENT;
                             SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the date first written above.

                                          BUYER:

                                          divine, inc.


                                          By:        /s/ Jude Sullivan
                                             -----------------------------------
                                          Name:          Jude Sullivan
                                               ---------------------------------
                                          Its:      Senior Vice-President
                                             -----------------------------------


                                          SELLER:

                                          Szlam Partners, L.P.

                                          By:  Szlam Management Company, LLC,
                                          Its: General Partner


                                          By:        /s/ Aleksander Szlam
                                             -----------------------------------
                                          Name:          Aleksander Szlam
                                             -----------------------------------
                                          Title:         Managing Member
                                             -----------------------------------


                                          SZLAM:

                                                    /s/ Aleksander Szlam
                                          --------------------------------------
                                          Aleksander Szlam

                                                                       EXHIBIT A


                              EMPLOYMENT AGREEMENT



                                  by and among


                                  DIVINE, INC.


                                       and


                                ALEKSANDER SZLAM



                               Dated [____], 2001

                              EMPLOYMENT AGREEMENT


     This Employment Agreement ("Employment Agreement ") is made this [__] day of [________], 2001 by and between divine, inc., a Delaware corporation (the "Company"), and Aleksander Szlam ("Employee"). Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Stockholder Agreement.

     WHEREAS, Employee desires to be employed by the Company and both parties desire to enter into this Employment Agreement to evidence the terms and conditions of such employment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Employment Agreement, the parties agree as follows:

     1. EMPLOYMENT. The Company agrees to employ Employee and Employee agrees to be employed by the Company upon the terms and conditions of this Employment Agreement. Employee hereby represents and warrants that neither Employee's entry into this Employment Agreement nor Employee's performance of Employee's obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of any other agreement or obligation of any nature to which Employee is a party or by which Employee is bound, including, without limitation, any development agreement, non-competition agreement or confidentiality agreement previously entered into by Employee.

     2. TERM OF EMPLOYMENT. The term of Employee's employment under this Employment Agreement will commence on the date of this Employment Agreement and will continue until the date three (3) years from the date hereof (the "Employment Term"). The term may be extended for additional one-year terms upon mutual agreement between the Company and Employee. Notwithstanding anything to the contrary contained herein, the Employment Term is subject to termination pursuant to Section 13 below.

     3. POSITION AND RESPONSIBILITIES. Employee will be employed as Chief Strategy Officer and President - CIM Businesses of the Company. Employee shall report to and be subject to the direction of the Board of Directors and Chief Executive Officer of the Company. Employee shall perform and discharge such duties and responsibilities for the Company as the Board of Directors of the Company or the Company's Chief Executive Officer may from time to time reasonably assign to Employee. Following the date hereof, Employee shall be elected by the current members of the Board of Directors of the Company to the Board of Directors of the Company as a Class III Director, and the Company shall use its commercially reasonable efforts (a) to cause Employee to be nominated for election as a Class III Director at the 2002 annual meeting of the stockholders of the Company, and (b) for proxies to be solicited therefor, unless, in each case, a Change in Control shall have occurred prior to the date of such action.

     4. COMMITMENT. During the Employment Term, Employee shall devote Employee's full business time, attention, skill and efforts to the faithful performance of Employee's duties herein, and shall perform the duties and carry out the responsibilities assigned to Employee, to the best of Employee's ability, in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the interests of the Company. Employee acknowledges that Employee's duties and responsibilities will require Employee's full-time business efforts and agrees that during the Employment Term Employee will not engage in any outside business activities except to the extent that prior written approval has been given by the Chief Executive Officer of the Company for specific activities that do not conflict with the Company's interests or interfere with the performance of Employee's duties hereunder.

     5.   COMPENSATION

     5.1 During the Employment Term, the Company shall pay to Employee a base salary (the "Base Salary") at the rate of $400,000 per year, payable at the Company's regular employee payroll intervals, subject to increase pursuant to the Company's standard policies and approval of the Compensation Committee of the Board of Directors of the Company.

     5.2 In addition to the Base Salary, during the Employment Term, Employee shall be paid a bonus (the "Bonus") of up to $600,000 per year, subject to approval of the Compensation Committee of the Board of Directors of the Company, payable by the Company on the anniversary of the date of this Employment Agreement. Employee shall also be eligible for such additional bonuses and stock options as may be approved from time to time by the Compensation Committee of the Board of Directors of the Company.

     5.3 All compensation payable to Employee hereunder is stated in gross amount and shall be subject to all applicable withholding taxes, other normal payroll and any other amounts required by law to be withheld.

     6. BENEFIT PLANS. During the Employment Term, Employee will be entitled to receive benefits comparable to those provided to the other Employees of the Company in similar positions and with similar responsibilities (subject to any applicable waiting periods and other restrictions).

     7. VACATION. Employee shall be entitled to vacation time as mutually agreed to with the Chief Executive Officer of the Company. Employee shall make good faith efforts to schedule vacations so as to least conflict with the conduct of the Company's business and will give the Company adequate advance notice of Employee's planned absences.

     8. LOCATION OF EMPLOYMENT. Employee shall perform Employee's duties under this Employment Agreement at the Company's offices in Norcross, Georgia or in other such offices (if any) that the Company maintains within a reasonable commuting distance of Employee's residence on the date of this Employment Agreement; provided, however, that Employee will be required to spend time at the Company's offices in Chicago, Illinois as reasonably required by the Company.

     9. CONFIDENTIALITY, INVENTIONS AND NON-SOLICITATION. Employee and the Company shall have entered into the Confidentiality, Inventions and Non-Solicitation Agreement attached hereto as ANNEX I (the Confidentiality, Inventions and Non-Solicitation Agreement").

     10.  RESTRICTIVE COVENANTS.

     10.1 Employee acknowledges that: (i) the Company is and will be engaged in the Business (as hereinafter defined) during the Employment Term and thereafter;
(ii) the Company is and will be actively engaged in the Business throughout the United State of America and the world; (iii) Employee will occupy a position of trust and confidence with the Company after the date of this Employment Agreement and during the Employment Term; (iv) Employee is familiar with the Company's (and its subsidiaries) trade secrets and with other proprietary and confidential information concerning the Company (and its subsidiaries) and the Business (and the business of its subsidiaries); (v) the agreements and covenants contained in this Section 10 are essential to protect the Company and the goodwill of the Business and are a condition precedent to the Company entering into this Employment Agreement; (vi) Employee's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Employment Agreement; and (vii) Employee has means to support Employee and Employee's dependents other than by engaging in the Business, or a business similar to the Business, and the provisions of this Section 10 will not impair such ability.

     10.2 Employee will NOT, during the Restricted Period (as defined below), anywhere within the world (the "Restricted Territory"), directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise):

     (a) own, operate, manage, control, invest in, perform services for, or engage or participate in any manner in, or render services (alone or in association with any person or entity) or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that engages or proposes to engage in the Business; or

     (b) except on behalf of the Company, solicit, or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, in any business which solicits business from any person, firm, corporation or other entity which was a customer, supplier or partner of the Company or any of its subsidiaries during the Employment Term, or from any successor in interest to any such person, firm, corporation or other entity for the purpose of securing business or contracts related to the Business;

     The term "Business" means the development, sales, marketing, and/or distribution of software and hardware for customer relationship or interaction management solutions, telephony call center management and tools, enterprise portal solutions, managed applications services and the performance of professional services relating to any of the foregoing; provided, however, that as of any given date, this definition shall include the development, sales, marketing and/or distribution of software and hardware for enterprise portal solutions or managed applications services only to the extent that the Company then offers, or is then in the process of developing or intends to pursue during the six (6) months following such date (provided such intent is evidenced in writing, which may include, without limitation, internal Company memoranda), the acquisition or license of, the same or similar solutions or services.

     The term "Restricted Period" means the period of time from the date of this Employment Agreement until the date three (3) years after the termination for any reason of Employee's employment relationship with the Company or any successor thereto (whether pursuant to a written agreement or otherwise). The Restricted Period shall also be extended for a period equal to any time period that Employee is in violation of this Section 10 or Section 5 of the Confidentiality, Inventions and Non-Solicitation Agreement.

     Nothing contained in this Section 10.2 shall be construed to prevent Employee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Employee is not involved in the business of said corporation and if Employee and Employee's associates (as such term is defined in Regulation 14A promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of one percent (1%) of the stock of such corporation.

     10.3 The parties acknowledge that the business of the Company is and will be international in scope and thus the covenants in this Section 10 would be particularly ineffective if the covenants were to be limited to the United States or a particular geographic area of the United States. If any court of competent jurisdiction at any time deems the Restricted Period unreasonably lengthy, or the Restricted Territory unreasonably extensive, or any of the covenants set forth in Section 10 not fully enforceable, the other provisions of
Section 10, and this Employment Agreement in general, will nevertheless stand and to the full extent consistent with law continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Employment Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided for in Section 10.2, and the Restricted Territory be deemed to comprise the largest territory permissible by law under the circumstances but not in excess of the territory provided for in Section 10.2).

     11. RETURN OF COMPANY MATERIALS UPON TERMINATION. Employee acknowledges that all records, documents, and "Tangible Embodiments" containing or of "Proprietary Information" (as such terms are defined in the document attached as ANNEX I) prepared by Employee or coming into Employee's possession by virtue of Employee's employment by the Company are and will remain the property of the Company. Upon termination of Employee's employment with the Company, Employee shall immediately return to the Company all such items in Employee's possession and all copies of such items, as well as any other property of the Company.

     12.  EQUITABLE REMEDIES.

     12.1 Employee acknowledges and agrees that the agreements and covenants set forth in Sections 9, 10 and 11 are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said covenants, and that in the event of Employee's actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that, in the event of any actual or threatened breach by Employee of any of said covenants, the Company will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 12 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

     12.2 Each of the covenants in Sections 9, 10 and 11 will be construed as independent of any other covenants or other provisions of this Employment Agreement.

     12.3 In the event of any judicial determination that any of the covenants in Sections 9, 10 and 11 are not fully enforceable, it is the intention and desire of the parties that the court treat said covenants as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable, and that the court enforce them to such extent.

     13.  TERMINATION.

     13.1 The Company may terminate the Employment Term immediately upon written notice to Employee if there has been a material breach of this Employment Agreement by Employee. Without limiting the generality of the preceding sentence, any breach by Employee of any of Employee's obligations under Sections 9, 10 and 11 will be deemed a material breach of this Employment Agreement, and any of the following events will also be deemed a material breach of this Employment Agreement:

     (a) Employee's continued and deliberate neglect of, willful misconduct in connection with the performance of or refusal to perform Employee's duties in accordance with, Section 3 of this Employment Agreement; or

     (b) Employee's commission of an act or acts constituting a felony or other crime of moral turpitude; or

     (c) Employee's engagement in willful misconduct that causes or is likely to cause a financial injury to the Company or any of its subsidiaries, including, without limitation, Employee's embezzlement of the funds of the Company or any of its subsidiaries, or theft of the property of the Company or any of its subsidiaries, or fraud against the Company or any of its subsidiaries, or any of their customers.

     If the Employment Term is terminated by the Company pursuant to this
Section 13.1 or in accordance with Section 2, the Company shall have no further obligation hereunder or otherwise with respect to Employee (except payment of Employee's Base Salary under Section 5.1, subject to Section 5.3 hereof, and benefits under Section 6 accrued through the date of termination).

     13.2 The Employment Term will terminate upon the death or upon written notice from the Company to Employee upon the Disability (as defined below) of Employee. "Disability" of Employee will be deemed to have occurred whenever Employee has suffered physical or mental illness, injury, or infirmity that prevents Employee from performing, with or without reasonable accommodation, Employee's essential job functions under this Employment Agreement for any ninety (90) days in any one hundred twenty (120) day period and the Company determines in good faith that such illness or other disability is likely to continue for at least the next following thirty (30) days. Employee's salary prior to the Disability of Employee will be reduced by any benefits Employee receives from disability insurance provided by the Company or pursuant to a plan providing disability benefits maintained by the Company (if any such insurance or plan exists). In the event of termination due to death or Disability, the Employee shall be deemed to have earned the pro rata portion of any bonus for the then current year based on the date of death or onset of the applicable illness, injury or infirmity. The Company shall maintain an insurance policy or policies for the benefit of Employee which shall pay Employee or Employee's estate or legal representative, as applicable, in the event of the death or Disability of Employee, an amount equal to the balance, if any, which would be payable by the Company to Employee under the remaining original Employment Term (without giving effect to any deemed shortening of the Employment Term as a result of such termination) if such death or Disability shall not have occurred; PROVIDED, HOWEVER, that the Company shall only be obligated to provide and maintain such insurance policy if Employee undergoes and, in the reasonable judgement of the Company's insurance provider, passes such reasonable physical examinations as may be required, from time to time, by the Company's insurance provider. Except as set forth in the preceding two sentences, if the Employment Term is terminated pursuant to this Section 13.2, the Company shall have no further obligation hereunder or otherwise with respect to Employee (except payment of Employee's Base Salary under Section 5.1, subject to Section 5.3 hereof, and benefits under Section 6 accrued through the date of termination).

     13.3 The Company may elect to terminate Employee's employment hereunder without cause upon ten (10) days' prior written notice; provided that if it does so elect the Company shall continue to pay Employee's Base Salary in accordance with Section 5.1, subject to Section 5.3 hereof, Bonus in accordance with
Section 5.2, subject to Section 5.3 hereof, and provide the benefits to Employee in accordance with Section 6 until the last day of the Employment Term as originally specified in Section 2 (without giving effect to any deemed shortening of the Employment Term as a result of such termination). Except as specifically set forth in this Section 13.3, if the Employment Term is terminated pursuant to this Section 13.3, the Company shall have no further obligation hereunder or otherwise with respect to Employee.

     13.4 Employee has the power to terminate Employee's employment with the Company without cause, in which event the Company shall have no further obligation hereunder or otherwise with respect to Employee (except payment of Employee's Base Salary under Section 5.1 and benefits under Section 6 accrued through the date of termination).

     13.5 Termination of the Employment Term in accordance with this Section 13, or expiration of the Employment Term, will not affect the provisions of this Employment Agreement that survive such termination, including, without limitation, the provisions in Sections 9, 10 and 11 and will not limit either party's ability to pursue remedies at law or equity.

     13.6 Notwithstanding anything to the contrary herein, no payments shall be due under Section 13.3 above unless and until Employee shall have executed a general release and waiver of claims of Employee against the Company under this Agreement or relating to Employee's employment hereunder, in form reasonably satisfactory to the Company, and the execution of such general release and waiver of claims shall be a condition to Employee's rights under Section 13.3.

14.  GENERAL PROVISIONS.

     14.1 DEFINITIONS. For purposes hereof,

     (a) the term "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of July 8, 2001, by and among the Company, DES Acquisition Company, Delaware corporation, and eShare communications, Inc., a Georgia corporation;

     (b) the term "Stockholder Agreement" means that certain Stockholder Agreement, dated as of July 8, 2001, by and among the Company, Szlam Partners, L.P., a Georgia limited partnership, and Employee.

     14.2 NOTICES. All notices, consents, waivers, and other communications under this Employment Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand; (b) when sent by facsimile, provided that a copy is mailed by U.S.

certified mail, return receipt requested; (c) three days after being sent by Certified U.S. Mail, return receipt requested; or (d) one day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties)

     Employee:
          Aleksander Szlam
          5051 Peachtree Corners Circle
          Norcross, Georgia   30092
          Facsimile No. (770) 239-4511

     with a copy to:

          Morris, Manning & Martin, LLP
          1600 Atlanta Financial Center
          3343 Peachtree Road
          Atlanta, Georgia   30323
          Attention:     Larry W. Shackelford, Esq.
          Facsimile No.  (403) 365-9532

     Company:

          divine, inc.
          1301 North Elston Avenue
          Chicago, Illinois   60622
          Attention:    Jude Sullivan, Esq.
          Facsimile No. (773) 394-6603

     with a copy to:

          Katten Muchin Zavis
          525 West Monroe Street, Suite 1600
          Chicago, IL  60661-3693
          Attention: Jeffrey R. Patt, Esq.
          Facsimile No. (312) 577-8864

     14.3 WAIVER. The rights and remedies of the parties to this Employment Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Employment Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     14.4 ENTIRE AGREEMENT AND MODIFICATION. This Employment Agreement supersedes all prior oral or written agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Employment Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Employment Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     14.5 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Employment Agreement without the prior consent of the other party, except that Company may assign all (but not part) of its rights and obligations under this Employment Agreement to any majority-owned subsidiary of Company, provided that the Company guarantees the performance by the subsidiary of the subsidiary's obligations hereunder. Subject to the preceding sentence, this Employment Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Employment Agreement will be construed to give any person other than the parties to this Employment Agreement any legal or equitable right, remedy, or claim under or with respect to this Employment Agreement or any provision of this Employment Agreement.

     14.6 SEVERABILITY. If any provision of this Employment Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Employment Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     14.7 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Employment Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" refer to the corresponding Sections of this Employment Agreement. All words used in this Employment Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     14.8 GOVERNING LAW; CONSENT TO JURISDICTION.

     (a) This Employment Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     (b) Each of Employee and the Company hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Employment Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state. Each of Employee and the Company waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on FORUM NON CONVENIENS) to the location of the court in any proceeding commenced in accordance with this Section 14.8.

     14.9 COUNTERPARTS. This Employment Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Employment Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     14.10 NO STRICT CONSTRUCTION. The language used in this Employment Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

                                     * * * *

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

                                       THE COMPANY:

                                       divine, inc.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Its:
                                           -------------------------------------


                                       EMPLOYEE:


                                       -----------------------------------------
                                       Aleksander Szlam

                                                                         ANNEX I


                                  DIVINE, INC.

                         CONFIDENTIALITY, INVENTIONS AND
                           NON-SOLICITATION AGREEMENT

     In consideration of employment by divine, inc., a Delaware corporation, its successors or assigns (the "COMPANY") of the undersigned employee ("EMPLOYEE"), it is understood and agreed as follows:

1.   CONFIDENTIAL INFORMATION.

     1.1 Employee acknowledges that the Confidential Information (as defined below) constitutes a protectible business interest of the Company, and covenants and agrees that at all times during the period of Employee's employment, and at all times after termination of such employment, Employee will not, directly or indirectly, disclose, furnish, make available or utilize any Confidential Information other than in the course of performing duties as an employee of the Company. Employee will abide by Company policies and rules as may be established from time to time by it for the protection of its Confidential Information. Employee agrees that in the course of employment with the Company Employee will not bring to the Company's offices nor use, disclose to the Company, or induce the Company to use, any confidential information or documents belonging to others. Employee's obligations under this SECTION 1.1. with respect to particular Confidential Information will survive expiration or termination of this Confidentiality, Inventions and Non-Solicitation Agreement (this "AGREEMENT"), and Employee's employment with the Company, and will terminate only at such time (if any) as the Confidential Information in question becomes generally known to the public other than through a breach of Employee's obligations under this Agreement.

     1.2 As used in this Agreement, the term "CONFIDENTIAL INFORMATION" means any and all confidential, proprietary or trade secret information, whether disclosed, directly or indirectly, verbally, in writing or by any other means in tangible or intangible form, including that which is conceived or developed by Employee, applicable to or in any way related to: (i) the present or future business of the Company or any of its Affiliates (as defined below); (ii) the research and development of the Company or any of its Affiliates; or (iii) the business of any client or vendor of the Company or any of its Affiliates. Such Confidential Information includes the following property or information of the Company and its Affiliates, by way of example and without limitation, trade secrets, processes, formulas, data, program documentation, customer lists, designs, drawings, algorithms, source code, object code, know-how, improvements, inventions, licenses, techniques, all plans or strategies for marketing, development and pricing, business plans, financial statements, profit margins and all information concerning existing or potential clients, suppliers or vendors. Confidential Information of the Company also means all similar information disclosed to the Company by third parties which is subject to confidentiality obligations. The term "AFFILIATES" means (i) all persons or entities controlling, controlled by or under common control with, the Company,
(ii) all companies or entities in which the Company owns an equity interest and
(iii) all predecessors, successors and assigns of the those Affiliates identified in (i) and (ii).

2. RETURN OF MATERIALS. Upon termination of employment with the Company, and regardless of the reason for such termination, Employee will leave with, or promptly return to, the Company all documents, records, notebooks, magnetic tapes, disks or other materials, including all copies, in Employee's possession or control which contain Confidential Information or any other information concerning the Company, any of its Affiliates or any of its or their products, services or clients, whether prepared by the Employee or others.

3.   INVENTIONS AS SOLE PROPERTY OF THE COMPANY.

     3.1 Employee covenants and agrees that all Inventions (as defined below) shall be the sole and exclusive property of the Company.

     3.2 As used in this Agreement, "INVENTIONS" means any and all inventions, developments, discoveries, improvements, works of authorship, concepts or ideas, or expressions thereof, whether or not subject to patents, copyright, trademark, trade secret protection or other intellectual property right protection (in the United States or elsewhere), and whether or not reduced to practice, conceived or developed by Employee while employed with the Company or within one (1) year following termination of such employment which relate to or result from the actual or anticipated business, work, research or investigation of the Company or any of its Affiliates or which are suggested by or result from any task assigned to or performed by Employee for the Company or any of its Affiliates.

     3.3 Employee acknowledges that all original works of authorship which are made by him or her (solely or jointly) are works made for hire under the United States Copyright Act (17 U.S.C., et seq.).

     3.4 Employee agrees to promptly disclose to the Company all Inventions, all original works of authorship and all work product relating thereto. This disclosure will include complete and accurate copies of all source code, object code or machine-readable copies, documentation, work notes, flow-charts, diagrams, test data, reports, samples and other tangible evidence or results (collectively, "TANGIBLE EMBODIMENTS") of such Inventions, works of authorship and work product. All Tangible Embodiments of any Invention, work of authorship or work product related thereto will be deemed to have been assigned to the Company as a result of the act of expressing any Invention or work of authorship therein.

     3.5 Employee hereby assigns to the Company (together with the right to prosecute or sue for infringements or other violations of the same) the entire worldwide right, title and interest to any such Inventions or works made for hire, and Employee agrees to perform, during and after employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in registering, recording, obtaining, maintaining, defending, enforcing and assigning Inventions or works made for hire in any and all countries. Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agents and attorneys-in-fact to act for and in Employee's behalf and instead of Employee, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Employee; this designation and appointment constitutes an irrevocable power of attorney and is coupled with an interest.

     3.6 Without limiting the generality of any other provision of this SECTION 3, Employee hereby authorizes the Company and each of its Affiliates (and their respective successors) to make any desired changes to any part of any Invention, to combine it with other materials in any manner desired, and to withhold Employee's identity in connection with any distribution or use thereof alone or in combination with other materials.

     3.7 The obligations of Employee set forth in this SECTION 3 (including, without limitation, the assignment obligations) will continue beyond the termination of Employee's employment with respect to Inventions conceived or made by Employee alone or in concert with others during Employee's employment with the Company and during the one (1) year thereafter, whether pursuant to this Agreement or otherwise. These obligations will be binding upon Employee and Employee's executors, administrators and other representatives.

4. LIST OF PRIOR INVENTIONS. All Inventions which Employee has made prior to employment by the Company are excluded from the scope of this Agreement. As a matter of record, Employee has set forth on EXHIBIT A hereto a complete list of those Inventions which might relate to the Company's business and which have been made by Employee prior to employment with the Company. Employee represents that such list is complete. If no list is attached, Employee represents that there are no prior Inventions.

5.   RESTRICTIVE COVENANTS.

     5.1 Employee will NOT, during the term of Employee's employment with the Company and for three (3) years thereafter (the "RESTRICTED PERIOD"), directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise) with or through any person or entity:

     (a) employ, engage or solicit for employment any person who is, or was at any time during the twelve-month period immediately prior to the termination of Employee's employment with the Company for any reason, an employee of the Company or any of its Affiliates or otherwise seek to adversely influence or alter such person's relationship with the Company or any of its Affiliates;

     (b) solicit or encourage any person or entity that is, or was during the twelve-month period immediately prior to the termination of Employee's employment with the Company for any reason, a prospective Affiliate of the Company or a customer or vendor or prospective customer or vendor of the Company or any of its Affiliates to terminate or otherwise alter his, her or its relationship with the Company or any of its Affiliates; or

     5.2 The Restricted Period shall be extended for a period equal to any time period that Employee is in violation of this SECTION 5 or SECTION 10 of the Employment Agreement between the Company and Employee of even date herewith.

6. EQUITABLE REMEDIES. Employee acknowledges and agrees that the agreements and covenants set forth in this Agreement are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said covenants, and that in the event of Employee's actual or threatened breach of any such covenants, the Company will have no adequate remedy at law.

Employee accordingly agrees that, in the event of any actual or threatened breach by Employee of any of said covenants, the Company will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this SECTION 6 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

7. NO RIGHT TO EMPLOYMENT. No provision of this Agreement shall give Employee any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of Employee, affect the right of the Company or its Affiliates to terminate the employment of Employee, with or without cause, or give Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its Affiliates.

8.   GENERAL PROVISIONS.

     8.1 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand; (b) when sent by facsimile, provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three days after being sent by Certified U.S. Mail, return receipt requested; or (d) one day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     Employee:

          Aleksander Szlam
          5051 Peachtree Corners Circle
          Norcross, Georgia   30092
          Facsimile No. (770) 239-4511

     with a copy to:

          Morris, Manning & Martin, LLP
          1600 Atlanta Financial Center
          3343 Peachtree Road
          Atlanta, Georgia   30323
          Attention:    Larry W. Shackelford, Esq.
          Facsimile No. (403) 365-9532

     Company:

          divine, inc.
          1301 North Elston Avenue
          Chicago, Illinois   60622
          Attention:    Jude Sullivan, Esq.
          Facsimile No. (773) 394-6603
     with a copy to:

          Katten Muchin Zavis
          525 West Monroe Street, Suite 1600
          Chicago, IL  60661-3693
          Attention: Jeffrey R. Patt, Esq.
          Facsimile No. (312) 577-8864

     8.2 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     8.3 ENTIRE AGREEMENT AND MODIFICATION. This Agreement (together with the Employment Agreement of even date herewith between the Company and Employee) supersedes all prior oral or written agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     8.4 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Company may assign all (but not part) of its rights and obligations under this Agreement to any subsidiary of Company provided that it also simultaneously assigns all (but not part) of its rights and obligations under the Employment Agreement of even date herewith between the Company and Employee to such subsidiary. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

     8.5 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     8.6 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" refer to the corresponding Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     8.7  GOVERNING LAW; CONSENT TO JURISDICTION.

          (a) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          (b) Each of Employee and the Company hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state. Each of Employee and the Company waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on FORUM NON CONVENIENS) to the location of the court in any proceeding commenced in accordance with this Section 8.7.

     8.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     8.9 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

                                     * * * *

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Employee has signed this Agreement, as of the date written below.

                                        THE COMPANY:

                                        divine, inc.


                                        By:
                                           -------------------------------------
                                        Name:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------


                                        EMPLOYEE:


                                        ----------------------------------------
                                        Aleksander Szlam

                                                                       EXHIBIT B

                          OPTION TO PURCHASE AGREEMENT


     THIS OPTION TO PURCHASE (this "Agreement") is made and entered into as of the ___ day of ______, 2001, by and between, Szlam Partners, L.P., a Georgia limited partnership ("Georgia Owner"), and Melita House, Inc., a Georgia corporation ("United Kingdom Owner", collectively with Georgia Owner, referred to herein as "Seller"), and divine, inc., a Delaware corporation ("Purchaser").

                                    RECITALS

     A. Georgia Owner is the owner of legal title to real property located in Norcross, Georgia, consisting of an office building parcel and a vacant land parcel, as more particularly described on EXHIBIT A (the "Georgia Property"), and United Kingdom Owner is the owner of legal title to real property located in Chertsey, Surry, England, consisting of an office building parcel, as more particularly described on EXHIBIT B attached hereto (the "United Kingdom Property", collectively with the Georgia Property, referred to herein as the "Properties").

     B. Certain premises located in the office buildings at each of the Properties are currently leased from Seller to eshare communications, Inc., a Georgia corporation or its subsidiaries (the "Company"). The term "Company" shall include the Company and any successor in interest thereto.

     C. Purchaser is concurrently herewith acquiring a controlling ownership interest in the Company, and the parties hereto desire that the leases pursuant to which the Company is occupying each of the Properties (the "Leases") continue at their respective current terms.

     D. The parties hereto mutually desire that Seller shall grant to Purchaser a ten-year option to purchase the Georgia Property (the "Georgia Option") and the United Kingdom Property (the "United Kingdom Option" and collectively with the Georgia Option, the "Option").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

     1. Simultaneously with the execution and delivery of this Agreement, Purchaser shall pay Seller the sum of Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) (the "Option Price"), as consideration for the grant of the Georgia Option and the United Kingdom Option hereunder, consisting of $3,702,978 for the Georgia Option and $2,047,022 for the United Kingdom Option.

     2. Georgia Owner hereby grants to Purchaser the Georgia Option to purchase the Georgia Property for a purchase price of $14,560,000 (the "Georgia Purchase Price"), and in accordance with the other terms and conditions set forth in the Agreement of Sale attached hereto as EXHIBIT C and by this reference made a part hereof (the "Contract").

     3. United Kingdom Owner hereby grants to Purchaser the United Kingdom Option to purchase the United Kingdom Property for a purchase price of (pound)5,714,668 (the "United Kingdom Purchase Price"), and in accordance with the other terms and conditions set forth in the Contract.

     4. The Option for either or both of the Properties may be exercised by Purchaser by giving written notice thereof ("Purchase Notice") to Seller, in accordance with the notice provisions of the Contract on or before 5:00 p.m. (Chicago time) on the tenth (10th) anniversary of the date hereof ("Expiration Date"). If Purchaser fails to exercise the Option in accordance with the preceding sentence, the Option shall terminate automatically without further action of the parties, the Option Price shall be retained by Seller and neither Seller nor Purchaser shall have any right, obligation or liability under this Agreement.

     5. Upon the exercise of the Option, the Contract shall become a binding contract between the parties hereto without further action of the parties, as if said Contract were executed and delivered on the date of the exercise of the Option. Notwithstanding the foregoing, Seller and Purchaser shall immediately execute and deliver the Contract upon the exercise of the Option.

     6. If between the date of this Agreement and the Expiration Date, any condemnation or eminent domain proceedings are initiated which can reasonably be expected to result in the taking of any material portion of the Properties or the taking or closing of any material right of access to the Properties, or in the event of a casualty affecting a material portion of either of the Properties, Purchaser may:

          (i) terminate this Agreement by written notice to Seller, in which event the Option Price shall be retained by Seller, and the Option shall automatically terminate without further action of the parties and the entire condemnation or insurance proceeds shall be paid to Seller; or

          (ii) exercise the Option, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings or any insurance proceeds payable to Seller and there shall be no reduction to the Georgia Purchase Price or United Kingdom Purchase Price, as applicable, on account thereof.

     Seller shall immediately notify Purchaser in writing of the commencement or occurrence of any condemnation or eminent domain proceedings or casualty. If such proceedings can reasonably be expected to result in (a) the taking of any material portion of the Properties; (b) the taking or closing of any material right of access to the Properties; (c) the taking or closing of a material amount of parking for the Properties; or (d) the failure of the Properties to comply with applicable zoning laws and ordinances, or if the casualty affects a material portion of either Property; Purchaser shall then notify Seller, within twenty (20) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under subparagraph (i) or subparagraph
(ii) of this Paragraph 6. The Expiration Date shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such twenty (20) business-day period, Purchaser shall be conclusively presumed to have elected to exercise its rights under subparagraph (ii).

     7. This Agreement and, if the Option is exercised, the Contract, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. A Memorandum of this Agreement may be recorded by Purchaser, in the land records where the Properties are located.

     8.   A.   Each Seller, jointly and severally, hereby represents and
warrants to Purchaser and hereby covenants, as follows:

          (i) Seller is fully authorized to enter into this Option Agreement and to consummate the transactions described herein.

          (ii) Provided the Option has not been canceled or expired on its own terms, from and after the date hereof, Seller shall not enter into any real or personal property leases, subleases, licenses, contracts or rental agreements relating to the Properties, including, without limitation, any management, leasing, franchise, maintenance, utility and service contracts, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed if said licenses, contracts, leases or agreements will not be binding on the Properties following the purchase of the Properties by Purchaser and which consent may be withheld in Purchaser's sole discretion if said licenses, contracts, leases or agreements will be binding on the Properties following the purchase of the Properties by Purchaser.

          (iii) Provided the Option has not been canceled or expired on its own terms, from and after the date hereof, Seller shall not dispose of, or knowingly authorize others to dispose of, Hazardous Material on the Properties in violation of any Environmental Laws. For purposes hereof, the term "Hazardous Material" shall mean any substance, material or waste regulated by federal, state or local government, or the United Kingdom equivalent, including, without limitation, any substance, material or waste which is defined as a "hazardous waste," hazardous material," "hazardous substance," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including but not limited to petroleum and petroleum products. For purposes hereof, the term "Environmental Law" shall mean any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety.

          (iv) Provided the Option has not been canceled or expired on its own terms, and provided that the Company is not in material default under either of the Leases, from and after the date hereof, Seller shall not enter into any amendment or modification of the Leases, or otherwise increase or modify in a manner adverse to the Company the amount of rent due from the Company to Seller under the Leases, without the prior written consent of Purchaser.

          (v) To the best knowledge of Seller, neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby will violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller.

          (vi) Georgia Owner is the sole owner of good title to the Georgia Property, free and clear of all liens, encumbrances and rights in favor of third parties created by, through or under Georgia Owner.

          (vii) United Kingdom Owner is the sole owner of good title to the United Kingdom Property, free and clear of all liens, encumbrances and rights in favor of third parties created by, through or under United Kingdom Owner.

          B.   Purchaser represents and warrants to Seller that:

          (i) Purchaser is fully authorized to enter into this Agreement and to consummate the transactions described herein.

          (ii) Provided the Option has not been canceled or expired on its own terms, Purchaser shall cause the Company to comply with each and every covenant, obligation and warranty of Company in the Leases.

     9. From and after the date hereof through and including the date Purchaser either exercises or allows the Option to expire, except to the extent payable by the Company pursuant to the terms of the Leases, Seller promptly shall pay and discharge, as and when due and payable, before any penalty attaches, all charges, impositions, levies, assessments and taxes (whether general, special or otherwise), water charges, sewer service charges and all other municipal or governmental charges, impositions, levies, assessments and taxes of any kind or nature that may be at any time levied, assessed or imposed upon or against the Properties.

     10. In the event that (i) the amount of rent due from the Company to Seller under the Leases is increased or otherwise modified in a manner adverse to the Company, or (ii) upon the exercise of the Option, Seller fails to consummate the purchase and sale of the Property under the terms of the Contract, Purchaser shall be entitled to specific performance of this Agreement and the Contract as its sole and exclusive remedy.

     11. Any and all notices permitted or required to be given hereunder shall be in writing and shall be deemed received either upon personal delivery to the party or three (3) days following deposit in the U.S. registered or certified mail or one (1) day following delivery to a reputable overnight air courier, and addressed as follows:

                             If to Seller, at:

                             5051 Peachtree Corners Circle
                             Norcross, Georgia
                             Attention:  Aleksander Szlam

                                    with a copy to:

                             Morris, Manning & Martin, LLP
                             1600 Atlanta Financial Center
                             3343 Peachtree Road
                             Atlanta, Georgia 30326
                             Attention: Larry W. Shackelford, Esq.

                             If to Purchaser, at:

                             divine, inc.
                             1301 North Elston Avenue
                             Chicago, Illinois 60622
                             Attention: Jude Sullivan, Esq.

                                    with a copy to:

                             Katten Muchin Zavis
                             525 W. Monroe Street, Suite 1600
                             Chicago, Illinois  60661
                             Attention: Jeffrey R. Patt, Esq.

     12. The provisions of this Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of laws.

     13. This Agreement constitutes the entire agreement between the parties with regard to the maters set forth herein, and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

     14. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     15.  Time is of the essence of this Agreement.



                                (END OF DOCUMENT;
                             SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date first above written.

                                    GEORGIA OWNER:

                                    Szlam Partners, L.P.

                                    By:  Szlam Management Company, LLC
                                    Its:  General Partner


                                    By:
                                       --------------------------------
                                    Name:  Aleksander Szlam
                                    Title:  Managing Member


                                    UNITED KINGDOM OWNER:

                                    Melita House, Inc.


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------


                                    PURCHASER:

                                    divine, inc.


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------